Exhibit 99.1

CONTACTS:		NEWS RELEASE

For Calpine
Media Relations:		Investor Relations:
Brett Kerr		Bryan Kimzey
713-830-8809		713-830-8775
brett.kerr@calpine.com		bryan.kimzey@calpine.com
or
Sard Verbinnen & Co.		For Energy Capital Partners:
Frances Jeter (Houston) / Jared Levy & Patrick		Paul Parshley
Scanlan (New York)		(973) 671-6106
(832) 687-5120 / (212) 687-8080		pparshley@ecpartners.com
Calpine-SVC@sardverb.com

Calpine Agrees to be Acquired by Investor Consortium
Led by Energy Capital Partners

(HOUSTON, Texas) – August 18, 2017 – Calpine Corporation (NYSE:CPN), America’s largest generator of electricity from natural gas and geothermal resources, today announced that it has entered into a definitive agreement under which Energy Capital Partners (Energy Capital or ECP) along with a consortium of investors led by Access Industries and Canada Pension Plan Investment Board will acquire Calpine for $15.25 per share in cash, or $5.6 billion. The purchase price represents an approximately 51% premium to Calpine’s unaffected share price of $10.07 on May 9, 2017, the day prior to initial media speculation of a transaction. The transaction follows a competitive strategic review process and was unanimously approved by Calpine’s Board of Directors.

“We are very pleased to announce this proposed transaction and are confident it is in the best interests of our shareholders and stakeholders,” said Frank Cassidy, Chairman of Calpine’s Board of Directors. “This transaction is the result of an exhaustive review of strategic alternatives undertaken by our Board, with the assistance of outside advisors, to maximize shareholder value and unlock the company’s intrinsic value, while eliminating execution risk. We are confident that this is the best outcome of that review and look forward to shareholder approval.”

“We are excited to partner with Energy Capital, a leading private equity investment firm focused on North American energy infrastructure and power assets,” said Thad Hill, President and Chief Executive Officer of Calpine. “With ECP, Calpine will be able to operate as it always has - executing on our strategic objectives of providing safe and reliable power and serving our retail and wholesale customers with differentiated products and services. We will also continue to strengthen our wholesale power generation footprint, while benefiting from ECP’s support,

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Calpine Agrees to be Acquired by Investor Consortium Led by Energy Capital Partners
August 18, 2016

industry expertise and long-term investment horizon. In short, Calpine will continue to be the nation’s premier competitive power company.”

Tyler Reeder, a partner at Energy Capital Partners, stated: “We look forward to joining forces with Calpine’s talented team as they continue executing their strategy. We see significant value in Calpine’s operational excellence and strong and stable cash flows and have been impressed by the Company’s exceptional leadership and talented employees. We do not expect to make any changes to the way Calpine operates its business and intend to remain focused on providing the high level of service to which Calpine’s wholesale and retail customers have become accustomed. Finally, we do not intend to make any changes to the Company’s financial policy or previously announced $2.7 billion deleveraging plan.”

Calpine will maintain its corporate headquarters in Houston, Texas with the current management team expected to remain in place.

“Go-Shop” Period
The agreement includes a 45-day “go-shop” period, during which Calpine, with the assistance of its legal and financial advisors, can actively solicit, evaluate and potentially enter into negotiations with parties that offer superior alternative proposals. The agreement provides for the payment of a termination fee by Calpine of $142 million to the investor consortium in the event that the agreement is terminated for a superior proposal; except that the termination fee will be $65 million if Calpine terminates the agreement for a superior proposal from certain exempted persons prior to 12:01 a.m., Eastern time, on the 106th day after the date of the agreement. There can be no assurance that this process will result in a superior proposal. Calpine does not intend to disclose developments during this process unless and until its Board has made a decision with respect to any potential superior proposal.

Stockholder and Regulatory Approval
The proposed transaction is subject to approval by stockholders representing a majority of outstanding shares of common stock of Calpine. In addition, the transaction is subject to expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. Other necessary regulatory filings include Federal Energy Regulatory Commission (FERC), New York Public Service Commission (NYPSC), the Public Utility Commission of Texas (PUCT) and other states, as necessary.

The parties currently expect the transaction to close in the first quarter of 2018.

Investor Consortium Funding
Along with Energy Capital Partners, the investor consortium is led by Access Industries and Canada Pension Plan Investment Board. An entity wholly owned and controlled by ECP and its consortium will fund 100% of the equity required to consummate the transaction. The transaction is not subject to a financing condition. Calpine expects both Standard and Poor’s and Moody’s Investors Service to affirm Calpine’s credit ratings.

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Calpine Agrees to be Acquired by Investor Consortium Led by Energy Capital Partners
August 18, 2016

Financial and Legal Advisors
Lazard is serving as financial advisor and White & Case LLP as legal advisor to Calpine. Barclays Capital Inc. is serving as financial advisor and Latham & Watkins LLP as legal advisor to Energy Capital Partners.

About Calpine
Calpine Corporation is America’s largest generator of electricity from natural gas and geothermal resources with operations in competitive power markets. Our fleet of 80 power plants in operation or under construction represents approximately 26,000 megawatts of generation capacity. Through wholesale power operations and our retail businesses Calpine Energy Solutions and Champion Energy, we serve customers in 25 states, Canada and Mexico. Our clean, efficient, modern and flexible fleet uses advanced technologies to generate power in a low-carbon and environmentally responsible manner. We are uniquely positioned to benefit from the secular trends affecting our industry, including the abundant and affordable supply of clean natural gas, environmental regulation, aging power generation infrastructure and the increasing need for dispatchable power plants to successfully integrate intermittent renewables into the grid. Please visit www.calpine.com to learn more about how Calpine is creating power for a sustainable future.

Calpine’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, has been filed with the Securities and Exchange Commission (SEC) and is available on the SEC’s website at www.sec.gov.

About Energy Capital Partners
Energy Capital Partners is a private equity and credit investment firm with over $13 billion in capital commitments. The firm focuses on investing in the traditional and renewable power generation, midstream oil and gas, electric transmission, environmental infrastructure and related energy services sectors of North America’s energy infrastructure. For more information, visit www.ecpartners.com.

About Access Industries
Access Industries is a privately held, U.S.-based industrial group with global strategic investments. Founded in 1986 by Len Blavatnik, an American entrepreneur and philanthropist, the group is headquartered in New York, with offices in London and Moscow. Access invests in industries where it can maximize long-term value by developing regional and global leaders. Its industrial focus spans four key sectors: natural resources and chemicals; media and telecommunications; real estate and hospitality; and venture capital. For more information, visit www.accessindustries.com.

About Canada Pension Plan Investment Board
Canada Pension Plan Investment Board (CPPIB) is a professional investment management organization that invests the funds not needed by the Canada Pension Plan (CPP) to pay current benefits on behalf of 20 million contributors and beneficiaries. In order to build a diversified portfolio of CPP assets, CPPIB invests in public equities, private equities, real estate, infrastructure and fixed income instruments. Headquartered in Toronto, with offices in Hong

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Calpine Agrees to be Acquired by Investor Consortium Led by Energy Capital Partners
August 18, 2016

Kong, London, Luxembourg, Mumbai, New York City, São Paulo and Sydney, CPPIB is governed and managed independently of the Canada Pension Plan and at arm's length from governments. At June 30, 2017, the CPP Fund totaled C$326.5 billion. For more information about CPPIB, please visit www.cppib.com or follow us on LinkedIn or Twitter.

Forward Looking Statements
This communication contains certain information, including financial estimates and statements as to the expected timing, completion and effects of the proposed merger involving Calpine and ECP, which may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Such forward looking statements include, among others, statements about the benefits of the proposed transaction, including future financial and operating results, plans, objectives, expectations for Calpine and other statements that are not historical facts. Such statements are based on the current beliefs and expectations of the management of Calpine and are subject to significant risks and uncertainties outside of Calpine’s control. These risks and uncertainties include the possibility that the anticipated benefits from the proposed transaction with ECP will not be realized, or will not be realized within the expected time periods; the occurrence of any event, change or other circumstances that could give rise to termination of the proposed transaction agreement; the failure of Calpine’s stockholders to adopt the merger agreement; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the announcement of the proposed transaction; the retention of certain key employees at Calpine; risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; the inability to obtain necessary regulatory approvals of the proposed transaction or the receipt of such approvals subject to conditions that are not anticipated; the risk that a condition to closing the transaction may not be satisfied on a timely basis or at all; the risk that the proposed transaction fails to close for any other reason; the outcome of any legal proceedings related to the proposed transaction; the parties’ ability to meet expectations regarding the timing and completion of the proposed transaction; the impact of the proposed transaction on Calpine’s credit rating; and other risks described in Calpine’s Form 10-K, Form 10-Q and Form 8-K reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, Calpine does not undertake any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It
This communication may be deemed solicitation material in respect of the proposed acquisition of Calpine by ECP. This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, Calpine plans to file with the SEC preliminary and definitive proxy statements and other relevant documents. The definitive proxy statement (when available) will be mailed to Calpine’s stockholders. INVESTORS AND SECURITYHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC

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Calpine Agrees to be Acquired by Investor Consortium Led by Energy Capital Partners
August 18, 2016

IN CONNECTION WITH THE PROPOSED TRANSACTION BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Calpine with the SEC from the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at Calpine’s website at www.calpine.com/investor-relations.

Participants in the Solicitation
Calpine and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Calpine’s stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Calpine’s directors and executive officers by reading Calpine’s Annual Report on Form 10-K, which was filed with the SEC on February 10, 2017, and proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on March 29, 2017. Additional information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant documents filed by Calpine with the SEC in connection with the proposed transaction when they become available.

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